EXHIBIT 3.27

                          CERTIFICATE OF INCORPORATION

                                       OF

                    SINCLAIR RADIO ALBUQUERQUE LICENSEE, INC.


                  FIRST: The name of the corporation is Sinclair Radio of Albuquerque Licensee, Inc.

                  SECOND: The address of its registered office in the State of Delaware, County of New Castle, is 1105 North Market Street, Suite 1300, Wilmington, 19801. The name of its registered agent at such address is Delaware Corporate Management, Inc.

                  THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

                  1. To acquire, hold, own, license, sell, and otherwise deal in licenses, and grants of authority issued by State and Federal agencies and trademarks, and trade names call letters regarding same.

                  2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share.

                  FIFTH: The incorporator of the corporation is Siobhan Cameron, whose mailing address is One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

                  SIXTH: In furtherance and not in limitation of the powers conferred by statute, it is further provided:

                  1. Election of Directors need not be by written ballot.

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                  2. The Board of Directors is  expressly  authorized  to adopt, amend, or repeal the By-Laws of the Corporation.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  EIGHTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its

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stockholders  for  monetary  damages  for  any  breach  of  fiduciary  duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                  NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit, or proceeding, and any appeal therefrom.

                  Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article.

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                  The  Corporation  shall not indemnify any such person  seeking indemnification in accordance with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

                  The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement, or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors, and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                  TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  EXECUTED at Wilmington, Delaware, on April 23, 1996.



                                           /s/ Siobhan Cameron
                                           ----------------------
                                           Siobhan Cameron


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                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                           OFFICE AND REGISTERED AGENT

                                       OF

                  SINCLAIR RADIO OF ALBUQUERQUE LICENSEE, INC.


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The Board of Directors of:

                  SINCLAIR RADIO OF ALBUQUERQUE LICENSEE, INC.

a Corporation of the State of Delaware, on this 7th day of April, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

                  The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.
                  SINCLAIR RADIO OF ALBUQUERQUE LICENSEE, INC.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

                  IN  WITNESS   WHEREOF,   said   corporation  has  caused  this
Certificate to be signed by J. Duncan Smith this 7th day of April A.D. 1997.


                                                /s/ J. Duncan Smith
                                                ----------------------
                                                Authorized Officer


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